UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
7655 E Redfield Road, Suite 110 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(480) 867-6100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 18, 2025, in the connection with the closing (the “Closing”) of the acquisition of certain retail assets (the “IGH Transaction”) of the Commonwealth Alternative Care, Inc., a wholly-owned subsidiary of the Registrant, entered into a First Amendment to Asset Purchase Agreement (the “Closing Amendment”) with In Good Health, Inc. The Closing Amendment adjusted the purchase price to $1.75 million dollars in cash consideration.

The foregoing summary is qualified in its entirety by reference to the text of the Closing Amendment, which is included as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Entry into a Material Definitive Agreement.

On August 18, 2025, the Registrant issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Closing of the IGH Transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Asset Purchase Agreement by and between Commonwealth Alternative Care, Inc. and In Good Health, Inc., dated August 18, 2025.
99.1	Press Release dated August 18, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: August 22, 2025	By:	/s/ Tim Conder
	Name:	Tim Conder
	Its:	Chief Executive Officer